COMMON SHARES

Certificate Number

Tecumseh

TECUMSEH PRODUCTS COMPANY

INCORPORATED UNDER THE LAWS OF THE STATE OF MICHIGAN

COMMON SHARES

THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA, JERSEY CITY, NJ AND COLLEGE STATION, TX

Shares

CUSIP 878895 30 9

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NONASSESSABLE COMMON SHARES OF

Tecumseh Products Company transferable on the books of the Company by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the seal of the Company and the signatures of its duly authorized officers.

President, Chief Executive Officer and Secretary

Executive Vice President, Chief Financial Officer and Treasurer

DATED

COUNTERSIGNED AND REGISTERED:
COMPUTERSHARE TRUST COMPANY, N.A.
TRANSFER AGENT AND REGISTRAR,

By ______________________
AUTHORIZED SIGNATURE

TECUMSEH PRODUCTS COMPANY

Tecumseh Products Company will furnish to a shareholder, upon request and without charge, a full statement of the designation, relative rights, preferences and limitations of the shares of of each class of its capital stock authorized to be issued and, if the Company is authorized to issue any class of shares in series, the designation, relative rights, preferences, and limitations of each series so far as the same have been prescribed and the authority of the Board of Directors to designate and prescribe the relative rights, preferences, and limitations of other series.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	- as tenants in common	UNIF GIFT MIN ACT- . . . . Custodian . . . . (Cust) (Minor)
TEN ENT	- as tenants by the entireties	under Uniform Gifts to Minors Act . . . . (State)
JT TEN	- as joint tenants with right of survivorship and not as tenants in common	UNIF TRF MIN ACT . . . . Custodian (until age. . .). . . . . (Cust) (Minor) under Uniform Transfers to Minors Act. . . . . (State)

Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

For value received, ___________________________hereby sell, assign and transfer unto [ ]

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

____

____

____ shares

of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ Attorney

to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated: ____20__________________

Signature: ____

Signature: ____

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.